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                                                                  EXHIBIT 10.15

                            ADDENDUM TO THAT LEASE
                             DATED JULY 24, 1998


     THIS ADDENDUM TO THAT LEASE between SOUTHERN CALIFORNIA SUNBELT DEVELOPERS, INC. ("Landlord") and GENESIS INTERMEDIA, INC., A FLORIDA CORPORATION; AND GENESIS MEDIA, GROUP, A FLORIDA CORPORATION ("Tenant") for property located at 3151 Airway Avenue, Costa Mesa, California 92626, is dated as below written.

     WHEREAS, Tenant is presently the occupant of approximately 2,503 rentable square feet ("RSF") of ground floor office space located in Building "T" at THE JOHN WAYNE EXECUTIVE GUILD CENTER ("the GUILD"), 3151 Airway Avenue, Costa Mesa, California 92626 (the "Premises"), currently designated as Suite T-3; and

     WHEREAS, Tenant desires to expand the occupied Premises to include an additional 1,690 RSF of an adjacent suite, which is presently designated as Suite T-2.

     IT IS THEREFORE AGREED AND UNDERSTOOD THAT:

PREMISES:    Effective November 16, 1998, the Premises shall consist of ground floor office space located within THE JOHN WAYNE EXECUTIVE GUILD, Building T and further designated [for reference purposes] as "Suite T-3" (2,503 RSF) and "Suite T-2" (1,690 RSF) totaling approximately 4,193 RSF. The suite number designation (i.e., Suite T-2 and/or T-3) for receipt of mail, shall be subject to Tenant's sole election.

TERM: The term of the lease, as further embraced by this Addendum, commenced on August 1, 1998, and terminates on July 31, 2000. Tenant's move-in date and the commencement of rent, with respect to Suite T-2, shall be November 16, 1998.

EARLY
ACCESS TO
PREMISES:    Landlord hereby grants Lessee the option to enter and occupy the
             Suite T-2 prior to the Lease commencement date for purposes of installing equipment, furniture, fixtures and all related cabling, so long as Tenant does not interfere with Landlord's agents' performance of any Tenant Improvement work. Lessee shall be granted said early occupancy, prior to the actual agreed upon commencement date of the lease rent free.

EXTENSION:   The Lease will automatically renew for an additional two-year period, commencing on August 1, 2000, and terminating on July 31, 2002, unless written notice to the contrary is received, from Tenant to Landlord, not less than ninety (90) days prior to the termination date of July 31, 2000.


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BASE
YEAR RENT:   Effective Base Rental Rate for the remaining prorated portion of the first year and each year thereafter is hereby adjusted as follows:

             Year 1      $8,176.35 per month ($1.95 per sq. ft.)
             Year 2      $8,386.00 per month ($2.00 per sq. ft.)

             SUBJECT TO OPTION:

             Year 3      $8,805.30 per month ($2.10 per sq. ft.)
             Year 4      $9,224.60 per month ($2.20 per sq. ft.)

ADDITIONAL
SECURITY
DEPOSIT: While acknowledging prior receipt of a security deposit in the amount of $6,000.00 (as regards Suite T-3), Landlord requires an additional $3,500.00 (as regards Suite T-2), for a combined total security deposit, for Suites T-2 and T-3, of $9,500.00.

TENANT
IMPROVEMENTS:  The following "Tenant Improvements" will be provided by Landlord at Landlord's sole cost and expense.

               - Open the common wall between Suites T-2 and T-3 (where a doorway formerly existed) to provide access between Suites T-2 and T-3.;

               - Stain the wood surfaces in Suite T-2 to match the wood surfaces in Suite T-3;

               -  Furnish and install new blinds in Suite T-2;

               -  Furnish and install new carpeting in Suite T-2;

               -  Paint throughout Suite T-2.

               Tenant is apprized that care and maintenance of the Project's parking lot is within the purview of the Owner's Association. However, to the limit of Landlord's authority and ability, at Tenant's request, Landlord will do its utmost to effect repair, repaving and restriping of said parking facility at the earliest possible date.

               Any ADDITIONAL improvements, not currently anticipated or listed above, requested by Tenant, either prior to or subsequent to Tenant's occupancy, shall be at the Tenant's sole cost and expense. Additionally, any further Tenant improvements, even if provided by and/or paid by Tenant, must receive prior approval by Landlord, which will not be unreasonably withheld.


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COUNTERPARTS:  For the Convenience of the parties, this Addendum to Lease may be executed in counterparts.

TIME IS OF
THE ESSENCE:   Time is of the essence in this Agreement.

EXCEPT AS MODIFIED HEREIN, ALL OTHER TERMS AND CONDITIONS OF THE LEASE BETWEEN THE PARTIES ABOVE DESCRIBED, SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

     DATED: OCTOBER 30, 1998 at ORANGE COUNTY, California.

Landlord:

SOUTHERH CALIFORNIA SUNBELT DEVELOPERS, INC.
A CALIFORNIA CORPORATION


By: /s/  Dan W. Baer
    ---------------------------
         DAN W. BAER, President


Tenant:

GENESIS INTERMEDIA, INC.,
A FLORIDA CORPORATION


By: /s/  Sam Hassabo                         Date: 11/3/98
    ----------------------------
         SAM HASSABO, President


GENESIS MEDIA GROUP, INC.
A FLORIDA CORPORATION


By: /s/  Douglas E. Jacobson                 Date: 11/3/98
    -----------------------------
         DOUGLAS E. JACOBSON, CFO


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